Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

June 28, 2010

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:          Registration Statement on Form S-4 (Registration No. 333-167034)

Ladies and Gentlemen:

We have served as special counsel to Inland Real Estate Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland and New York law arising out of the registration of (a) $125,000,000 aggregate principal amount of the Company’s 5.0% Senior Convertible Notes due 2029 (the “New Notes”) to be issued in exchange for the Company’s 4.625% Senior Convertible Notes due 2026 (the “Old Notes”) and (b) the shares (the “Shares”) of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), to be issued upon conversion of the New Notes, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2.             The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.             Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to, among other matters, the authorization of (a) the registration and issuance of the New Notes and the Shares and (b) the execution, delivery and performance by the Company of the Indenture (as defined herein), certified as of the date hereof by an officer of the Company;

6.             The form of Indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee;

7.             The form of the New Notes;

8.             A certificate executed by an officer of the Company, dated as of the date hereof; and

9.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Old Notes have been duly authorized and validly issued.

6.             The Shares will not be issued in violation of any restriction or limitation contained in Article VIII of the Charter.

7.             Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The issuance of the New Notes has been duly authorized and, when and to the extent issued in exchange for the Old Notes in accordance with the Registration Statement, the Resolutions and the Indenture, the New Notes will be validly issued and will be binding obligations of the Company.

3.             The issuance of the Shares has been duly authorized and, when and to the extent issued upon conversion of the New Notes in accordance with the Registration Statement, the Resolutions and the Indenture, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, and without limiting the generality of such qualifications, the opinion contained herein is also subject to the following:

a.             Enforceability may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights, (ii) by general equitable principles, whether applied in law or in equity, or (iii) by the doctrine of commercial reasonableness.

b.             We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any provision of the Indenture or the New Notes.

c.             Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement and we express no opinion with respect thereto.

d.             Enforceability may be limited by any unconscionable or inequitable conduct upon the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Indenture or the New Notes or defenses arising as a consequence of the passage of time or defenses arising as a result of any party’s failure to act reasonably or in good faith and we express no opinion with respect thereto.

e.             We express no opinion as to the enforceability of any provision of the Indenture or the New Notes the performance of which by the Company would be prohibited by federal law or the law of any state other than New York or the rules of a securities exchange.

The foregoing opinion is limited to the laws of the States of Maryland and New York and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the States of Maryland or New York, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland or the State of New York, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

77474/284087